Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Westwater Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share (1)	457(o)	(1)	(2)	(2)(3)
	Debt	Debt Securities (1)	457(o)	(1)	(2)	(2)(3)
	Other	Warrants (1)	457(o)	(1)	(2)	(2)(3)
	Other	Units (1)	457(o)	(1)	(2)	(2)(3)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$49,960,809 (2)(3)	0.00014760	$7,374.22 (3)
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.001 par value per share (1)	415(a)(6)	(1)	(2)	(2)(3)			S-3	333-257434	7/8/2021
	Debt	Debt Securities (1)	415(a)(6)	(1)	(2)	(2)(3)			S-3	333-257434	7/8/2021
	Other	Warrants (1)	415(a)(6)	(1)	(2)	(2)(3)			S-3	333-257434	7/8/2021
	Other	Units (1)	415(a)(6)	(1)	(2)	(2)(3)			S-3	333-257434	7/8/2021
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(1)	(2)	$100,039,191 (5)	0.00014760		S-3	333-257434	7/8/2021	$14,765.78
	Total Offering Amounts					$150,000,000		$7,374.22
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$7,374.22

(1)

We are registering hereunder an indeterminate number of shares of common stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants, and an indeterminate number of units. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate numbers of shares of common stock and principal amounts of debt securities, as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any such securities.

Further, Pursuant to Rule 416 of the Securities Act, this Registration Statement also includes additional shares of common stock issuable upon stock splits, stock dividends or similar transactions.

(2)

The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act..

(3)	Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold by the Registrant (including newly listed securities and carry-forward securities) will not exceed $150,000,000.

(4)

The Registrant previously registered $150,000,000 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (File No. 333-257434) filed on June 25, 2021 and declared effective on July 8, 2021 (the “Prior Registration Statement”), $100,039,191 of which remains unsold as of the date of filing of this registration statement (the “Unsold Securities”). The Registrant expects to carry forward to this registration statement $100,039,191 of the Unsold Securities (the “Carry Forward Securities”) pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended. The Registrant previously paid a registration fee of $16,365.00 in connection with the filing of the Prior Registration Statement of which $14,765.78 relates to the Carry Forward Securities. The $14,765.78 previously paid filing fee relating to such Carry Forward Securities under the Prior Registration Statement will continue to be applied to such Carry Forward Securities registered on this registration statement. For reasons stated above, the net registration fee payable is $7,374.22.

To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Carry Forward Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Carry Forward Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.